UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

Decentral Life, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6400 S. Fiddlers Green Cir. Suite #1180 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Decentral Life, Inc. is referred to herein as “we”, “us”, or “our”.

ITEM 8.01. OTHER EVENTS

Background

On the Effective Date of May 31, 2023, the Company’s Board of Directors (the “Board”) completed the approval, and recommended the approval by our stockholders by majority consent vote, of the following corporate action (the “Corporate Action”):

To approve an amendment to the Company’s Articles of Incorporation providing for the approval of a reverse stock split of our issued and outstanding shares of Common Stock at a range of 100 to 1 and 50,000 to 1 (the “Reverse Stock Split”) at the sole discretion of the Board within 24 months from the date of the Board Resolution approving the Reverse Stock Split.

Cancellation of Reverse Stock Split

On December 31, 2023, our Board unanimously approved to irrevocably cancel the Reverse Stock Split of our issued and outstanding shares of Common Stock at a range of 100 to 1 and 50,000, that could have been executed within 24 months from the Effective Date of May 31, 2023. Our Board unanimously approved the cancellation of the Reverse Stock Split because it no longer aligned with our business plan to uplist the company to a major stock exchange within the twenty-four-month timeframe that was approved in the May 31, 2023 Corporate Action.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2024

Decentral Life, Inc.

By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer